Exhibit 99.2

KRATON CORPORATION ANNOUNCES RESULTS OF CASH TENDER OFFER FOR ANY AND ALL OF THE OUTSTANDING 10.500% SENIOR NOTES DUE 2023

HOUSTON, May 21, 2018 /PRNewswire/-Kraton Corporation (NYSE: KRA) (the “Company”) today announced the results of the previously announced tender offer (the “Tender Offer”) by its wholly-owned subsidiaries, Kraton Polymers LLC (“Kraton LLC”) and Kraton Polymers Capital Corporation (together with Kraton LLC, the “Issuers”), to purchase any and all of the Issuers’ outstanding 10.500% Senior Notes due 2023 (the “Notes”), which commenced on May 14, 2018 and expired at 5:00 p.m., New York City time, on May 18, 2018 (the “Expiration Date”).
According to information provided by D.F. King & Co., Inc., the information agent and tender agent for the Tender Offer, $157,491,000 aggregate principal amount of the Notes were validly tendered and not validly withdrawn at or prior to the Expiration Date. D.F. King & Co., Inc. has also advised that an additional $839,000 aggregate principal amount of Notes were tendered in accordance with the guaranteed delivery procedures.
The Issuers intend to accept for purchase, and make payment for, the Notes that have been validly tendered and not validly withdrawn (including Notes delivered under the guaranteed delivery procedures) concurrently with the consummation of the previously announced offering by the Issuers of the 5.25% Senior Notes due 2026 (the “New Notes”) and the borrowings by Kraton LLC of additional U.S. dollar denominated term loans (the “Incremental Term Loans”) under the Company’s existing senior secured term loan facility, which are expected to occur on May 24, 2018 (the “Settlement Date”).
As previously announced, the Company will redeem on June 13, 2018 any and all Notes not purchased upon completion of the Tender Offer (the “Redemption”). Holders of such Notes will receive the “make-whole” redemption price as calculated and provided for under the indenture governing the Notes (the “Indenture”), and accrued and unpaid interest will be paid to the redemption date. In addition, the Issuers may satisfy and discharge the Notes pursuant to the terms of the Indenture as soon as the Settlement Date (the “Satisfaction and Discharge”).
The Issuers retained J.P. Morgan Securities LLC and Credit Suisse (USA) LLC to act as dealer managers in connection with the Tender Offer. Questions may be directed to J.P. Morgan Securities LLC collect at (212) 270- 9375 or toll free at (866) 834-4666 or to Credit Suisse Securities (USA) LLC collect at (212) 538-2147 or toll free at (800) 820-1653, respectively. The Issuers retained D.F. King & Co., Inc. to act as the information agent and tender agent for the Tender Offer. Questions and requests for additional documents may be directed to D.F. King at (877) 361-7966 (toll free) or (212) 269-5550 (collect) or by email: kra@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are available at the following web address: www.dfking.com/kra.
This press release shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful, and shall not constitute a notice of redemption.
FORWARD-LOOKING STATEMENTS

Some of the statements in this press release contain forward-looking statements. This press release includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, our expectations regarding the consummation of the offering of the New Notes, the Incremental Term Loans, the Tender Offer, the Redemption and the Satisfaction and Discharge. Forward-looking statements are characterized by the use of words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “foresees” or “future.”
All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk

Exhibit 99.2

Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: the Company’s ability to repay its indebtedness and risks associated with incurring additional indebtedness; the Company’s reliance on third parties for the provision of significant operating and other services; conditions in, and risks associated with operating in, the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in the Company’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.
For Further Information:
H. Gene Shiels 281-504-4886